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                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                  FORM 8-K

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported)

                             November 20, 1998

                     Eclipse Surgical Technologies, Inc.
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           (Exact name of registrant as specified in its charter)

                                 California
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              (State or other jurisdiction of incorporation)


      0-28288                                           77-0223740
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(Commission File No.)                     (IRS Employer Identification Number)


                             559 Weddell Avenue
                         Sunnyvale, California 94089
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                  (Address of Principal Executive Offices)

                                (408) 747-0120
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           (Registrant's Telephone Number, Including Area Code)


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ITEM 5.  OTHER EVENTS

In November 1998, Eclipse Surgical Technologies, Inc. (the "Company") contributed certain licenses, patents, and other intellectual property ("the contributed technology") and the MicroHeart name to MicroHeart Holdings, Inc. ("MicroHeart"), a Delaware company previously formed by U.S. Ventures and Venrock Associates who on a combined basis invested $5.5 million in cash in MicroHeart. MicroHeart designs and develops devices for drug delivery of growth factors to promote angiogenesis in the heart. Myocardial revascularization utilizing angiogenic drugs and growth factors is a nascent technology intended to provide a new therapeutic approach to the treatment of coronary artery disease and associated symptoms such as angina.

In exchange for the contributed technology and the MicroHeart name, the Company received common stock (less than a 1% voting interest in MicroHeart) and two warrants to acquire MicroHeart common shares. In addition, the Company has the right to appoint one of the four Board members of MicroHeart. The first warrant has an aggregate exercise price of $80,000 and a purchase price of $8,000 and relates to specific contributed technology developed or licensed by the Company prior to 1998 and the MicroHeart name. The second warrant has an aggregate exercise price of $210,000 and a purchase price of $20,000 and relates to contributed technology developed or licensed by the Company in 1998 which MicroHeart believes may be important to its ongoing product development efforts. The second warrant is cancelable by MicroHeart at any time within one year. If the first warrant is exercised, the Company's ownership interest in MicroHeart would increase to approximately 44%. If the second warrant is exercised the Company's interest in MicroHeart would increase to approximately 53%. These percentage ownership interests assume that the second warrant will not be cancelled and no further dilution of MicroHeart will occur due to subsequent equity fund raising or other activities of MicroHeart. There can be no assurance that these assumptions accurately forecast future events.

The Company will record a $0.4 million investment and related gain on the contributed technology based on the value of the MicroHeart common stock and warrants received in exchange for the contributed technology and the MicroHeart name. In addition, Eclipse has agreed to perform research and development related to the contributed technology over the next year, for which it will be paid $1.1 million by MicroHeart. Revenues associated with this contract will be recognized as the research and development costs are incurred.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)     Exhibits

                 99.1 Press Release, dated November 23, 1998, entitled "Eclipse Announces Investment in MicroHeart with U.S. Venture Partners and Venrock Associates."

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                                    SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 1998               ECLIPSE SURGICAL TECHNOLOGIES, INC.



                               By: /s/ Kenneth E. Bennert
                                   -------------------------------------------

                               Name: Kenneth E. Bennert
                                     -----------------------------------------

                               Title: Vice-President & Chief Financial Officer
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                               INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                    DESCRIPTION
  -------                   -----------
99.1          Press Release, dated November 23, 1998, entitled "Eclipse Announces Investment in
              MicroHeart with U.S. Venture Partners and Venrock Associates."